UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 22, 2006

UNIFI, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices)

(336) 294-4410

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 further amends the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on October 12, 2006 to update EBITDA and certain adjustments to EBITDA, as previously disclosed in that previous Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” or words or phrases of similar meaning.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. New risks can emerge from time to time. It is not possible for us to predict all of these risks, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, we urge you to read this report completely with the understanding that actual future results may be materially different from what we plan or expect. We will not update these forward-looking statements, even if our situation changes in the future, except as required by federal securities laws.

Item 2.02	Results of Operations and Financial Condition

See the information disclosed in Item 7.01 below which is hereby incorporated by reference in this Item 2.02.

Item 7.01	Regulation FD Disclosure

EBITDA represents net loss before net interest, taxes, depreciation and amortization and loss or income from discontinued operations. We present EBITDA as a supplemental measure of our performance and ability to service debt. We also present EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

We believe EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges.

In evaluating EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA is not a measurement of our financial performance under generally accepted accounting principles in the United States, or “GAAP,” and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

The following table presents our calculation of EBITDA reconciled to net loss:

	Fiscal Years Ended
	June 25, 2006	June 26, 2005	June 27, 2004
	(in thousands)
Net loss	$(14,366)	$(41,225)	$(69,793)
Net interest and amortization expense	14,758	18,423	16,546
Depreciation	48,669	51,542	56,226
Income taxes	(1,170)	(13,483)	(25,113)
Loss (income) from discontinued operations(a)	(360)	22,644	25,644

EBITDA(b)	$47,531	$37,901	$3,510

(a)	In July 2004, we announced the closing of our European manufacturing operations and associated sales offices. We ceased operating our dyed facility in Manchester, England in June 2004 and ceased our manufacturing operations in Ireland in October 2004. We ceased all other European operations by June 2005 and sold the real property, plant and equipment of our European division in fiscal years 2005 and 2006. In July 2005, we announced that we had decided to exit the sourcing business and, as of the end of fiscal year 2006, we had fully liquidated the business.
(b)	EBITDA includes $1.8 million, $0.8 million and $0.6 million of interest income at Unifi do Brasil, Ltda, our Brazilian subsidiary, that were recorded as other (income) expenses, net and would, if recorded as interest income, offset our net interest expense in fiscal years 2006, 2005 and 2004, respectively. Giving effect to such offsets, EBITDA would have been $45.7 million, $37.1 million and $2.9 million for fiscal years 2006, 2005 and 2004, respectively. We expect to record such amounts as interest income in future periods.

The following table reconciles EBITDA to net cash provided by continuing operating activities:

	Fiscal Years Ended
	June 25, 2006	June 26, 2005	June 27, 2004
	(in thousands)
EBITDA	$47,531	$37,901	$3,510
Extraordinary gain	—	(1,157)	—
Net interest and amortization expense	(14,758)	(18,423)	(16,546)
Amortization of debt fees and discounts	1,276	1,350	1,377
Net (income) loss of unconsolidated equity affiliates, net of tax	1,945	(2,302)	8,695
Income tax reclassifications from deferreds and other related items	1,170	13,483	25,113
Net (gain) loss on asset sales	(1,755)	(1,770)	(3,227)
Non-cash portion of loss on extinguishment of debt	1,793	—	—
Non-cash portion of restructuring charges (recovery)	(254)	(341)	7,155
Non-cash write down of long-lived assets	2,366	603	25,241
Non-cash effect of goodwill impairment	—	—	13,461
Deferred income taxes	(7,776)	(19,057)	(28,201)
Provision for bad debts	1,256	13,172	2,389
Change in surrender value of life insurance	1,643	(1,077)	3,107
Minority interest	—	(551)	(6,148)
Other	148	(461)	(731)
Change in assets and liabilities
Receivables	10,592	(1,504)	(8,954)
Inventories	(5,844)	20,574	(813)
Other current assets	(1,278)	(901)	(668)
Accounts payables and accrued expenses	(8,504)	(10,933)	(13,539)
Income taxes	542	179	159

Net cash provided by continuing operating activities	$30,093	$28,785	$11,380

The following items can be considered in addition to EBITDA:

	Fiscal Years Ended
	June 25, 2006	June 26, 2005	June 27, 2004
	(in thousands)
Income (loss) from equity affiliates, net of cash distributions(a)	$1,945	$4,188	$10,042
Restructuring charges (recovery)(b)	(254)	(341)	8,229
Alliance plant closure recovery	—	—	(206)
Non-cash asset impairment charges(c)	2,366	603	38,702
Non-cash loss on obsolete inventory(d)	—	3,126	—
Non-cash compensation expense	676	81	192
Hedging (gain) loss(e)	660	(1,067)	548
Gain on sale of assets(f)	—	—	(4,049)
Non-cash accounts receivable write-off(g)	—	8,184	—

(a)	Represents the elimination of net income or loss from equity investees and the recognition of cash income and other distributions received from those equity investees in the relevant periods. Cash distributions received in fiscal years 2006, 2005 and 2004 were $2.8 million, $11.1 million and $3.2 million, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Joint Ventures and Other Equity Investments.”
(b)	Represents restructuring charges and recoveries in connection with:

•	in fiscal year 2006, a re-organization of certain business operations;

•	in the fourth quarter of fiscal year 2005, the recovery of a restructuring reserve taken in fiscal year 2001 relating to the closure of a facility related to our alliance with E.I. DuPont de Nemours, or DuPont; and

•	in fiscal year 2004, employee severance costs related to domestic restructuring efforts and the closure of our air jet texturing facility in Altamahaw, NC.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Corporate Restructurings” and “—Recent Developments and Outlook.”

(c)	Represents non-cash impairment charges with respect to:

•	in fiscal year 2006, the closing of a nylon plant, warehouse and central distribution center located in Mayodan, NC;

•	in fiscal year 2005, the write down of 166 machines held by our nylon business in connection with their sale; and

•	in fiscal year 2004, the write down of $13.5 million of goodwill related to Unifi Textured Polyester, LLC, a domestic polyester joint venture, and a $25.2 million impairment of fixed assets in our domestic polyester segment.

See Note 14 to our audited consolidated financial statements.

(d)	In the fourth quarter of fiscal year 2005, we reduced our inventories, including certain slow-moving items, in order to improve our cash position and reduce our working capital requirements. This item represents the difference between the carrying value of such slow-moving inventory and the sales price that was realized.
(e)	Relates to gains and losses relating to the purchase of raw materials and foreign currency hedging activities in the ordinary course of business. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure About Market Risk.”
(f)	Relates to the sale of a corporate aircraft.
(g)	Represents a non-cash, non-recurring charge relating to the write-off of accounts receivable of Collins & Aikman Corporation in connection with the bankruptcy of Collins & Aikman. Our bad debt expense for fiscal years 2006, 2005 and 2004 was $1.3 million, $13.2 million and $2.4 million, respectively. Excluding the bad debt expense of $8.2 million associated with the bankruptcy of Collins & Aikman, our bad debt expense for fiscal year 2005 would have been $5.0 million.

All of the data set forth above should also be read in conjunction with “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Registrant’s Registration Statement on Form S-4, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the rules and regulations thereunder on October 12, 2006, and amended on November 22, 2006, and the consolidated financial statements of the Registrant contained therein.

The information included in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIFI, INC.

BY:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer

Dated: November 22, 2006